                                         Pentegra Services, Inc.
       ---------------------------------------------------------







                      1st STATE SAVINGS BANK, SSB
                      EMPLOYEES' SAVINGS & PROFIT
                        SHARING PLAN AND TRUST




                       SUMMARY PLAN DESCRIPTION

                            SUMMARY PLAN DESCRIPTION
                                                 for
                         1ST STATE SAVINGS BANK, SSB
                                      Burlington, NC
                                     January 1, 1999





                             PENTEGRA SERVICES, INC.
                            108 Corporate Park Drive
                               White Plains, NY 10604

TO PARTICIPATING EMPLOYEES OF 1ST STATE SAVINGS BANK, SSB:

We are pleased to present this booklet so that you may better understand and appreciate the benefit which is provided by your employer by establishing the 1st State Savings Bank, SSB
Employees' Savings & Profit Sharing Plan and Trust (the
"Plan").

The Plan enables you to save and invest on a regular, long term basis. All contributions to the Plan (a defined contribution plan) are paid to the Trustee to be invested in the investment options offered under the Plan. An individual account is maintained for each member. Under certain condi-tions, a member may make withdrawals or loans from his account based on its market value.

The Plan offers federal income tax advantages. The employee does not pay taxes on employer contributions or investment income until he/she withdraws them. An employer subject to income tax may deduct its contributions.

This booklet highlights the main features of the Plan. The Plan and Trust contain the governing provisions and should be consulted as official text in all cases. If there is any conflict between this booklet (Summary Plan Description) and the Plan Document, the Plan Document will control.




                                    YOUR EMPLOYER,
                                    1ST STATE SAVINGS BANK, SSB

                                        SUMMARY OF YOUR BENEFITS
----------------------------------------------------------------


ELIGIBILITY      You will be eligible for membership in the
                 Plan on the first day of the month after you complete 12 months of employment and attain age 21.

PLAN SALARY      Plan Salary is defined as Basic Salary.  In
                 addition, any pre-tax contributions which you make to an Internal Revenue Code Section 401(k) or Section 125 cafeteria plan is included in Plan Salary.

PLAN
CONTRIBUTIONS    EMPLOYEE - You may elect to make a contribution
                 --------   of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%,
                            9%, 10%, 11%, 12%, 13%, 14% or 15%
                            of Plan Salary.

                 EMPLOYER - Your employer will contribute 50%
                 --------   of your contribution to the Plan.

                 The above percentage rate shall apply to only the first 6% of your Plan Salary (see
                 "Plan Salary" section of this booklet).


                                   ILLUSTRATION
                                   ------------
                         Employee                 Employer
                     Contribution Rate     Matching Contribution
                     ------------------    ---------------------
                            1%                      0.5%
                            2%                      1.0%
                            3%                      1.5%
                            4%                      2.0%
                            5%                      2.5%
                       6 up to 15%                  3.0%


                 Please refer to the "Making Withdrawals From
                 Your Account" section of this booklet to determine if there are any restrictions on employer contributions on account of a withdrawal.

VESTING Generally, you will be 100% vested in any employer contributions after 7 years. You are always 100% vested (i.e., you will not give up any units when you terminate employment) in any contributions you make to the Plan.

LOANS You may take a loan from your account and pay your account back with interest.

WITHDRAWALS      While you are working, you may withdraw all or
                 part of your vested account balance subject to certain limitations. You may also make with-drawals from your account after termination of employment.

DISABILITY       If you are disabled, you will be entitled to
                 the same withdrawal rights as if you had terminated employment.

DEATH If you die before the value of your account is paid to you, your beneficiary may receive the full value of your account or may defer payment within certain limits. If you are married, your spouse will be your beneficiary unless your spouse consents in writing to the designation of a different beneficiary.

                                               TABLE OF CONTENTS
----------------------------------------------------------------

Determining Your Eligibility . . . . . . . . . . . . . . . . . 1

Reenrollment . . . . . . . . . . . . . . . . . . . . . . . . . 1

Making Contributions to the Plan . . . . . . . . . . . . . . . 2

       Plan Contributions. . . . . . . . . . . . . . . . . . . 2

       Allocation of Contributions . . . . . . . . . . . . . . 2

       Rollovers . . . . . . . . . . . . . . . . . . . . . . . 2

       Plan Salary . . . . . . . . . . . . . . . . . . . . . . 2

Investing Your Account . . . . . . . . . . . . . . . . . . . . 3

       Investment of Contributions . . . . . . . . . . . . . . 3

       Valuation of Accounts . . . . . . . . . . . . . . . . . 4

       Reporting to Members. . . . . . . . . . . . . . . . . . 4

Vesting. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Making Withdrawals From Your Account . . . . . . . . . . . . . 6

       Upon Termination of Employment. . . . . . . . . . . . . 6

       Upon Disability . . . . . . . . . . . . . . . . . . . . 7

       Upon Death. . . . . . . . . . . . . . . . . . . . . . . 7

Borrowing From Your Account. . . . . . . . . . . . . . . . . . 8

Plan Limitations . . . . . . . . . . . . . . . . . . . . . . . 9

Top Heavy Information . . . . . . . . . . . . . . . . . . . . 10

Disputed Claims Procedure . . . . . . . . . . . . . . . . . . 10

Statement of Member's Rights. . . . . . . . . . . . . . . . . 11

Plan Information. . . . . . . . . . . . . . . . . . . . . . . 12

                                    DETERMINING YOUR ELIGIBILITY
----------------------------------------------------------------

EMPLOYEE        You will be eligible for membership in the Plan
ELIGIBILITY     on the first day of the month after you complete
                12 months of employment and attain age 21. In order for you to complete 12 months of employ-ment, you must complete at least 1,000 of employment in a 12 consecutive month period.
                The initial 12 consecutive month period is measured from your date of employment, and (if you do not complete at least 1,000 hours of employment in such period) subsequent 12 month periods are measured.

                In counting hours, you will be credited with an hour of employment for every hour you have a right to be paid. This includes vacation, sick leave, jury duty, etc., and any hours for which back pay may be due.

                You will become a member as soon as a properly executed enrollment application is received and processed by Pentegra Services, Inc. Your membership will continue until the earlier of
                (a) your termination of employment and payment to you of your entire account or (b) your death.

REENROLLMENT    If you terminate employment and are subsequently
                reemployed by the same employer, you may be eligible for immediate reenrollment.

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                                MAKING CONTRIBUTIONS TO THE PLAN
----------------------------------------------------------------

PLAN                EMPLOYEE - You may elect to make pre-tax
CONTRIBUTIONS       --------   contributions of 1%, 2%, 3%, 4%,
                               5%, 6%, 7%, 8%, 9%, 10%, 11%,
                               12%, 13%, 14% or 15% of Plan
                               Salary of this booklet). You may
                               elect not to make any contribu-
                               tions.  You may change the rate
                               at which you are contributing one
                               time in any calendar month.  You
                               You may suspend your contribu-
                               tions at any time, but suspended
                               contributions may not be subse-
                               quently made up.

                    EMPLOYER - Your employer will contribute 50%
                    --------   of your contribution to the Plan.
                               The above percentage rate shall
                               apply to only the first 6% of
                               your Plan Salary (see "Plan
                               Salary" section of this booklet).


                                   ILLUSTRATION
                                   ------------
                         Employee                 Employer
                     Contribution Rate     Matching Contribution
                     ------------------    ---------------------
                            1%                      0.5%
                            2%                      1.0%
                            3%                      1.5%
                            4%                      2.0%
                            5%                      2.5%
                       6 up to 15%                  3.0%

                    Please refer to the "Account Withdrawal" section of this booklet to determine if there are any restrictions on employer contributions on account of withdrawal.

ALLOCATION OF       Your employer has an account for each
CONTRIBUTIONS       member.  All of your own contributions and
                    all employer contributions will be
                    allocated to this account. The total of the value of your account represents your interest in the Plan.

                    Internal Revenue Service Nondiscrimination
                    Rules
                    --------------------------------------------

                    If you are a highly compensated employee, a portion of your contributions and/or employer contributions, made on your behalf, if any, may have to be returned to you in order to comply with special Internal Revenue Service (IRS) nondiscrimination rules (See "Plan Limitations" section of this booklet for other limitations). In general, effective for years beginning after December 31, 1996, a highly compensated employee is an employee who:

                    (a)  was a 5% owner at any time during the
                         current or preceding year, or

                    (b)  received annual compensation from the
                         employer for the preceding year in
                         excess of $80,000 (indexed for cost-of-
                         living adjustments, if any).

ROLLOVERS           You may make a rollover contribution of an
                    eligible rollover distribution from any
                    other Internal Revenue Service qualified retirement plan or an individual retirement arrangement (IRA). These funds will be maintained in a separate rollover account in which you will have a nonforfeitable vested interest. Please note that you may establish a "rollover" account within the Plan prior to satisfying the Employer's eligibility requirements. However, the establishment of a "rollover" account prior to satisfying such eligibility will not constitute active membership in the Plan.

PLAN SALARY         Plan Salary is defined as Basic Salary.  In
                    addition, any pre-tax contribution which addition, any pre-tax contribution which you make to an Internal Revenue Code Section
                    401(k) plan or Section 125 Cafeteria Plan is included in Plan Salary. However, Plan
                    Salary for any year may not exceed $160,000 for 1999 (indexed for cost-of-living adjustments).


                                          INVESTING YOUR ACCOUNT
----------------------------------------------------------------

INVESTMENT OF       Contributions are invested at your direction
CONTRIBUTIONS       in one or more of the following investment
                    funds:

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                              ASSET ALLOCATION FUNDS (3)
                                     Income Plus
                                     Growth & Income
                                     Growth
                              INTERNATIONAL STOCK FUND
                              S & P MIDCAP FUND
                              S & P 500 STOCK FUND
                              GOVERNMENT BOND FUND
                              STABLE VALUE FUND
                              MONEY MARKET FUND
                              1st STATE SAVINGS BANK, SSB
                                CERTIFICATE OF DEPOSIT FUND
                              1st STATE SAVINGS BANK, SSB STOCK
                                FUND

                    These funds are described in greater detail on your quarterly statements.

                    Contributions made by you are invested at your direction in one or more of these funds in whole percentages. You may apply different investment instructions to amounts already accumulated as opposed to future contributions. Certain restrictions may apply. Changes in investment instructions may be made by submitting a properly completed form or by using Pentegra by Phone, the Pentegra Voice Response System. You may access Pentegra by Phone by calling 1-800-433-4422.

                    Any changes made by using Pentegra by Phone which are received by Stock Market Closing (usually 4 p.m. Eastern Time) will be processed at the business day's closing price. Transaction changes received after Stock Market Closing will be processed on the next business day. Your plan allows for a change of investment allocation on a daily basis.

                    Investment changes made by submitting a form are effective on the valuation date (see "Valuation of Accounts" section of this booklet) on which your written notice is processed.

                    No amounts invested in the Stable Value Fund may be transferred directly to the Money Market Fund. Stable Value fund amounts transferred to and invested in the S&P 500 Stock Fund, the S&P Midcap Stock Fund, Government Bond Fund, International Stock Fund, Income Plus Asset Allocation Fund, Growth and Income Asset Allocation Fund, the Growth Asset Allocation Fund, and/or the 1st State Savings Bank, SSB Stock Fund, for a period of three months may be transferred to the Money Market Fund upon the submission of a separate Change of Investment form.

                    If no investment direction is given, all contributions credited to a participant's account will be invested in the Money Market
                    Fund.





                                          INVESTING YOUR ACCOUNT
----------------------------------------------------------------
                                                     (continued)

VALUATION OF           The Plan uses a unit system for valuing
ACCOUNTS               each Investment Fund.  Under this system
                       each participant's share in any Invest-
                       ment Fund is represented by units.  The
                       unit value is determined as of the close of business each regular business day
                       (daily valuation).  The total dollar
                       value of a participant's share in any
                       Investment Fund as of any valuation date is determined by multiplying the number of units to the participant's credit by the unit value of the Fund on that date.
                       The sum of the values of the Funds you
                       select represents the total value of your Plan account.

                       Transaction requests, such as with-
                       drawals, change of investment elections, distributions, that are received by Pentegra Services, Inc. (assuming proper receipt of all pertinent information) will be processed as directed by the Plan Administrator.

                       NOTE:   If for some reason (such as shut
                       down of financial markets) the underlying portfolio of any Investment Fund cannot be valued, the valuation date for such Investment Fund shall be the next day on which the underlying portfolios can be valued.

REPORTING TO           As soon as practicable after the end of
MEMBERS                each calendar quarter you will receive a
                       personal statement from the plan.  This
                       statement provides information about your account including its market value in each investment fund. Activity for the quarter is reported by investment fund and contribution type.

                                                         VESTING
----------------------------------------------------------------

                       "Vesting" is the process under which you earn a non-forfeitable right to the units in your account. You are always 100% vested (i.e., You will not give up any units when you terminate employment) in any contributions you make to the Plan.

                       With respect to any employer contributions credited to your account, the following schedule will dictate when vesting will occur:


                                  Years of            Vesting
                                 Employment          Percentage
                              -----------------    --------------
                              Less than  3                0%
                              3 but less than 4          20%
                              4 but less than 5          40%
                              5 but less than 6          60%
                              6 but less than 7          80%
                              7 or more years           100%


                       You will also become 100% vested in the
                       employer contributions and earnings
                       thereon credited to your account upon your death, approved disability or attainment of age 65 while employed with this employer.

                       If you terminate employment with this
                       employer prior to completing 3 years of
                       service, you will forfeit all of the
                       employer contributions and earnings
                       thereon credited to your account.
                       However, if you are reemployed by this
                       employer prior to incurring 5 consecutive
                       1-year breaks in service, measured from
                       your date of termination, you are eligible to have the amount of the forfeiture and your corresponding vesting service restored to your account.

                       If you terminate employment with this
                       employer after completing 3 years of
                       service, but prior to becoming 100%
                       vested, you will forfeit the non-vested
                       portion of the employer contributions and earnings thereon credited to your account. If your are reemployed by this employer prior to incurring 5 consecutive 1-year breaks in service, you are eligible to have the amount of the forfeiture restored to your account. If you received a distribution of the vested portion of your account prior to incurring 5 consecutive 1-year breaks in service, such restoration is conditioned on your paying back to your account the amount of your prior vested balance within 5 years of the date it was distributed to you. In either event, your prior vesting service will be recredited to your account.

                            MAKING WITHDRAWALS FROM YOUR ACCOUNT
----------------------------------------------------------------

ACCOUNT          You may make a total or partial withdrawal of
WITHDRAWAL       the vested portion of your account by filing
                 the appropriate form with the Plan
                 Administrator for transmittal to Pentegra
                 Services, Inc. However, you may not withdraw employer matching contributions credited to your account until you terminate employment. A withdrawal is based on the unit values on the valuation date coinciding with the date that a properly completed withdrawal form is received and processed by Pentegra Services, Inc. (see
                 "Valuation of Accounts" section of this
                 booklet).

                 Under current law, an excise tax of 10% is generally imposed on the taxable portion of withdrawals occurring prior to your attainment of age 59 1/2. There are certain exceptions to the 10% excise tax. For example, the 10% excise tax will not apply to withdrawals made on account of separation from service at or after attainment of age 55, death or disability.

                 As required by Internal Revenue Service
                 Regulations, a withdrawal of your pre-tax contributions prior to age 59 1/2 or termination of employment can only be made on account of a hardship. The existence of an immediate and heavy financial need, and the lack of any other available financial resources to meet this need, must be demonstrated for a hardship withdrawal. The following situations will be considered to constitute an immediate and heavy financial need:

                 (1) Medical expenses (other than amounts paid by insurance).
                 (2)  The purchase of a principal residence
                      (mortgage payments are excluded).
                 (3) Tuition, including room and board, for the next 12 months of post-secondary education.
                 (4)  The prevention of the eviction from a
                      principal residence or foreclosure on the mortgage of a principal residence.

                 Only one in-service withdrawal may be made in any Plan Year.

                 UPON TERMINATION OF EMPLOYMENT
                 You may leave your account with the Plan and
                 defer commencement of receipt of your vested
                 balance until April 1 of the calendar year
                 following the calendar year in which you attain
                 age 70 1/2.   However, if your account under the
                 plan, when aggregated, is less than $3,500.00 then your account will be distributed to you as soon as practicable following your date of termination. You may make one withdrawal each plan year. You may continue to change the investment instructions with respect to your remaining account balance and make withdrawals as provided above. (See "Investment of Contributions" section of this booklet).

                 You may elect, in lieu of a lump sum payment, to be paid in annual installments over a period of 2 10, 15 or 20 years with the right to take in a lump sum the vested balance of your account at any time during such payment period. If the actuarial determination of your life expectancy is less than the period you elect, the maximum period over which you can receive annual installments will be the next lower payment period.




WHILE EMPLOYED

                            MAKING WITHDRAWALS FROM YOUR ACCOUNT
----------------------------------------------------------------
                                                      (continued)

                 UPON DISABILITY
                 If you are disabled in accordance with the definition of disability under the Plan, you will be entitled to the same withdrawal rights as if you had terminated your employment.

                 You are disabled under the Plan if you are eligible to receive (i) disability insurance benefits under Title II of the Federal Social Security Act or (ii) disability benefits under any other Internal Revenue Service qualified employee benefits plan or long-term disability plan of your employer.

                 UPON DEATH
                 If you die when you are a participant of the Plan, the value of your entire account will be payable to your beneficiary. This payment will be made in the form of a lump sum, unless the payment would exceed $500, and you had elected prior to your death that the payment be made in annual installments over a period not to exceed 5 years (10 years if your spouse is your beneficiary). If such an election is not in effect at the time of your death, your beneficiary may elect to receive the benefit in the form of annual installments over a period not to exceed 5 years (10 years if your spouse is your beneficiary) or make withdrawals as often as once per year, except that any balance remaining must be withdrawn by the 5th anniver-sary (10th anniversary if your spouse is your beneficiary) of your death.

                 If you are married, your spouse will be your beneficiary unless your spouse consents in writing to the designation of a different beneficiary.









                                     BORROWING FROM YOUR ACCOUNT
----------------------------------------------------------------

LOANS You may borrow from the vested portion of your account. You may borrow any amount between $1,000 and $50,000 (reduced by your highest outstanding loan balance(s) from the Plan during the preceding 12 months). In no event may you borrow more than 50% of the vested balance of your account.

                The amount of your loan will be deducted on the valuation date (see "Valuation of Accounts" section of this booklet) coinciding with the date that Pentegra Services, Inc. receives and processes your properly executed Loan Application, Promissory Note and Disclosure Statement and Truth-in-Lending Statement. On request, the Plan Administrator will provide you with the application form. The loan will not affect your right to continue making contri-butions or to receive the corresponding employer contributions.

                The rate of interest for the term of the loan will be established as of the loan date, and shall be a reasonable rate of interest generally comparable to the rates of interest then in effect at a major banking institution (e.g., the Barron's Prime Rate (base rate) plus 1%).

                Repayments are made through payroll deductions and will be transmitted along with the Employer's contribution reports. The repayment period is between 1 and 15 years for loans used exclusively for the purchase of a primary residence or 1 and 5 years for all other loans, at your option. After 12 monthly payments have been made, you may repay the outstanding balance of the loan. If a loan includes any employee pre-tax amounts, you will not be permitted to default on the loan repayment while employed. Your employer is required to withhold the loan repayments from your salary.

                As you repay the loan, the principal portion, together with the interest, will be credited to your account, after deducting 2% of the out-standing balance to cover administrative expenses. In this way, you will be paying interest to yourself.

                In the event that you leave employment or die before repaying the loan, the outstanding balance will be due and, if not paid by the end of the calendar quarter following the calendar quarter in which you terminate employment or die, will be deemed a distribution and subject to the appli-cable tax treatment. However, you may elect upon termination of employment to continue to repay the loan on a monthly basis directly to Pentegra Services, Inc.





                                                 PLAN LIMITATIONS
-----------------------------------------------------------------

PLAN            Internal Revenue Service ("IRS") requirements
LIMITATIONS     impose certain limitations on the amount of
                contributions that may be made to this and other qualified plans. In general, the annual
                "contributions" made to a defined contribution plan such as this Plan, in respect of any member, may not exceed the lesser of 25% of the member's total compensation or $30,000. (This amount may be subject to periodic adjustment by the IRS at some time in the future). For this purpose, "contributions" include employer contributions, member 401(k) contributions and member after-tax contributions. The annual member contributions allocated to a member's 401(k) account may not exceed the lesser of 25% of the member's total compensation or $7,000 (indexed for cost-of-living adjustments, if any - $10,000 in 1999). Further, if your employer has another tax-qualified plan in effect, these limits are subject to additional restrictions.

                Each member and beneficiary assumes the risk in connection with any decrease in the market value of his account. The benefit to which you may be entitled upon your withdrawal of account cannot be determined in advance.

                As a defined contribution plan, the Plan is not covered by the plan termination insurance provisions of Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA"). Therefore, your benefits are not insured by the Pension Benefit Guaranty Corporation in the event of a plan termination.

                Except as may otherwise be required by applicable law or pursuant to the terms of a Qualified Domestic Relations Order, amounts payable by the Plan generally may not be assigned, and if any person entitled to a payment attempts to assign it, his interest in the amount payable may be terminated and held for the benefit of that person or his dependents.

                If Pentegra Services, Inc. cannot locate any per-son entitled to a payment from the Plan and if 5 years have elapsed from the due date of such payment, the Plan Administrator may cancel all payments due him to the extent permitted by law.

                Membership in the Plan does not give you the right to continued employment with your employer or affect your employer's right to terminate your employment.

                The Plan's qualified status is subject to IRS approval and any requirements the IRS may impose.

                The employer may terminate the Plan at any time.
                If the Plan is terminated, there will be no further contributions to the Plan for your account.




-----------------------------------------------------------------

TOP HEAVY      A "top heavy" plan is a plan under which more than
INFORMATION    60% of the accrued benefits (account values) are
               for key employees. Key employees generally include officers and shareholders earning more than $45,000 (indexed for cost-of-living adjustments; $65,000 in 1999) per year. If your employer's plan is top heavy for a particular plan year, you may be entitled to a minimum employer contribution equal to the lesser of 3% of your Plan Salary or the greatest percentage contributed by the employer for any key employee. This mini-mum contribution would be offset by the regular contribution made by your employer (See "Plan
               Contributions" section of this booklet).

               In order to receive the minimum contribution for any plan year, you must be employed on the last day of the plan year. If your employer also provides a defined benefit or another defined contribution plan, your minimum benefit may be provided under such plan.

DISPUTED       If you disagree with respect to any benefit to
CLAIMS         which you feel you are entitled, you should make a
               written claim to the Plan Administrator of the Plan. If your claim is denied, you

PROCEDURE      will receive written notice explaining the
               reason for the denial within 90 days after the claim is filed.

               The Plan Administrator's decision shall be final unless you appeal such decision in writing to the Plan Administrator of the Plan, within 60 days after receiving the notice of denial. The written appeal should contain all information you wish to be considered. The Plan Administrator will review the claim within 60 days after the appeal is made. Its decision shall be in writing, shall include the reason for such decision and shall be final.

                                                   MEMBERS RIGHTS
-----------------------------------------------------------------

STATEMENT OF       As a member of the Plan, you are entitled to
MEMBER'S           certain rights and protection under ERISA
RIGHTS             which provides that all members shall be
                   entitled to:

                   .   Examine, without charge, at the Plan
                       Administrator's office or at other
                       specified locations, all plan documents, and copies of all documents filed by the Plan Administrator with the U. S. Department of Labor such as detailed annual reports and plan descriptions.

                   .   Obtain copies of all plan documents and
                       other plan information upon written
                       request to the Plan Administrator.  The
                       Administrator may make a reasonable charge for the copies.

                   .   Receive a summary of the Plan's annual
                       financial report. The Plan Administrator is required by law to furnish each member with a copy of such summary.

                   In addition to creating rights for Plan
                   members, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries", have a duty to do so prudently and in the interest of you and other plan members and beneficiaries. No one may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part, you will receive a written expla-nation of the reason for the denial. As already explained, you also have the right to have your claim reconsidered.

                   Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan Admini-strator and do not receive them within 30 days, you may file suit in a federal court.
                   In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive them, unless such materials were not sent for rea-sons beyond the Administrator's control. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

                   If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay such costs and fees (for example, if it finds your claim is frivolous).



                   If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.

                   This Statement of ERISA Rights is required by federal law and regulation.



                                                PLAN INFORMATION
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                    PLAN NAME:

                    1st State Savings Bank, SSB Employees'
                    Savings & Profit Sharing Plan and Trust


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        PLAN ADMINISTRATOR:

              1st State Savings Bank, SSB
              445 South Main Street
              Burlington, NC 27216

              Phone No:  (910) 227-8861

              Employer Identification Number:  56-0223240

              Plan Number:  002

              Plan Year End:  December 31


        TRUSTEE:

              The Bank of New York
              1 Wall Street
              New York, NY 10286

              Phone:  (212) 635-8115


        AGENT FOR SERVICE OF LEGAL PROCESS:

              1st State Savings Bank, SSB


        ADMINISTRATIVE SERVICES:

              Record-keeping services are provided by:

              Pentegra Services, Inc.
              108 Corporate Park Drive
              White Plains, New York  10604

              Phone No.: (914) 694-1300   FAX No.: (914) 694-6429
                         (800) 872-3473


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